Exhibit 10.5
FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into this 18th day of May, 2009, by and among GOLD HILL VENTURE LENDING 03, LP (as modified from time to time, “Lenders”), GOLD HILL VENTURE LENDING 03, LP (“Gold Hill”) in its capacity as Administrative Agent on behalf of the Lenders, SILICON VALLEY BANK (“SVB”), in its capacity as Collection Agent on behalf of the Lenders, and LENDINGCLUB CORPORATION, a Delaware corporation (“Borrower”).
Recitals
A. Administrative Agent, Collection Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of February 19, 2008 (the “First Amendment” and as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B. Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.
C. Borrower has requested that SVB and Gold Hill make an additional term loan in the principal amount of Four Million Dollars ($4,000,000) (the “Supplemental Term Loan”) available to Borrower pursuant to a Loan and Security Agreement by and among SVB, as Administrative Agent and as a Lender, Gold Hill and Borrower dated of even date herewith.
D. SVB and Lenders have agreed to make the Supplemental Term Loan, on the condition, among others, that Borrower enter into this Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.
2. Outstanding Advances. Borrower represents and warrants to Administrative Agent, Collection Agent, and Lenders that as of the date of this Agreement, (a) the outstanding principal balance of the Advances is                                          Dollars ($                    ), and (b) that all such sums are due and owing to Lenders, without offset or defense of any kind or nature and in the event Borrower has any offsets or defenses thereto, Borrower hereby irrevocably waives all such offsets and defenses. Borrower acknowledges and agrees that there is no further availability to request Advances.

3. Amendments to Loan Agreement.
3.1 Section 2.6 (Mandatory Prepayment Upon Prepayment of Eligible Loans). Section 2.6 is hereby amended by deleting it in its entirety and replacing it with the following:
2.6 Mandatory Prepayment Upon Prepayment of Eligible Loans. Upon the request of Lenders, Borrower shall pay to Collection Agent, for the benefit of Lenders, the aggregate amount of Financed Loans which have been repaid or Charged-off, in whole or in part.
3.2 Section 6.9 (Right to Invest). Section 6.9 is hereby deleted in its entirety and replaced with “Reserved”.
3.3 Section 8.11 (Cross-Default with SVB Loan Agreement). Section 8.11 is hereby amended by deleting it in its entirety and replacing it with the following:
8.11 Cross-Default with the SVB Loan Agreement and the SVB/Gold Hill Loan Agreement. An Event of Default occurs under the SVB Loan Agreement or the Loan and Security Agreement by and among SVB, as Administrative Agent and as a Lender, Gold Hill and Borrower dated May 18, 2009.
3.4 Section 13 (Definitions). Section 13 is amended by deleting the following terms and their respective definitions and replacing them with the following:
“Minimum Collateral Value” means (a) from May 18, 2009 until all of the Obligations with respect to the Advances, including without limitation, all principal, accrued interest and the Final Payment, have been repaid in full in cash, a principal amount equal to Two Hundred Fifty Thousand Dollars ($250,000) and (b) thereafter, Zero Dollars ($0.00).
“Pledged CD” shall mean the certificate of deposit number                      issued to Borrower by Collection Agent which is secured by a Lien in favor of Administrative Agent, for itself and for the benefit of the Lenders with respect to the Obligations under this Agreement.
3.5 Supplemental Term Loan. The Loan Agreement is hereby amended to include the Supplemental Term Loan as “Permitted Indebtedness” and the Liens in favor of SVB and Gold Hill securing the Supplemental Term Loan as “Permitted Liens”.
3.6 Prior Amendment. That certain Second Amendment to Loan and Security Agreement by and among Administrative Agent, Collection Agent, Lenders and Borrower dated March 12, 2009 is hereby renamed the Third Amendment to Loan and Security Agreement.

4. Limitation of Amendment.
4.1 This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lenders may now have or may have in the future under or in connection with any Loan Document.
4.2 This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
5. Representations and Warranties. To induce Administrative Agent, Collection Agent, and Lenders to enter into this Agreement, Borrower hereby represents and warrants to Administrative Agent, Collection Agent, and Lenders as follows:
5.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
5.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement;
5.3 Borrower has previously delivered its organizational documents to Administrative Agent, which remain true, accurate and complete and have not been amended, supplemented or restated since their delivery and are and continue to be in full force and effect;
5.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;
5.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
5.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
7. Effectiveness. This Agreement shall be deemed effective upon the following conditions: (a) the due execution and delivery to Administrative Agent of this Agreement by each party hereto and (b) payment of Administrative Agent’s legal fees and expenses in connection with the negotiation and preparation of this Agreement.
[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

LENDERS:

GOLD HILL VENTURE LENDING 03, LP

By: Gold Hill Venture Lending Partners 03, LLC

By:	/s/ Robert Helm

Name: Robert Helm
Title: Managing Director

ADMINISTRATIVE AGENT:

GOLD HILL VENTURE LENDING 03, LP

By: Gold Hill Venture Lending Partners 03, LLC

By:	/s/ Robert Helm Name: Robert Helm
Title: Managing Director

COLLECTION AGENT:

SILICON VALLEY BANK

By:	/s/ Vera Shokina Name: Vera Shokina
Title: Relationship Manager

BORROWER:

LENDINGCLUB CORPORATION

By:	/s/ Renaud Laplanche Name: Renaud Laplanche
Title: Chief Executive Officer
[Signature Page to 4th Amendment to Loan and Security Agreement (GH)]